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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 9, 2000

                             GRACE DEVELOPMENT, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

COLORADO                               0-25582                     84-1110469
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NO.)           (IRS EMPLOYER
OF INCORPORATION)                                         IDENTIFICATION NO.)

                              1690 CHANTILLY DRIVE
                             ATLANTA, GEORGIA 30324
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (678) 222-3030
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5.  OTHER EVENTS

         On July 13, 2000, Benjamin J. Holcomb filed a lawsuit in the Superior Court of DeKalb County, Georgia, for which the Registrant acknowledged service on August 9, 2000, naming Grace Development, Inc. and Louis Friedman as defendants. The lawsuit seeks to enforce a purported settlement agreement between Holcomb and Grace, or alternatively to recover damages for fraud, negligent misrepresentation, and breach of contract against Grace and for fraud, negligent misrepresentation, and tortious interference with contractual relations against Mr. Friedman. The lawsuit seeks a judgment of at least $150,000 under the purported settlement agreement or at least $500,000 under the alternative damages theories. Grace and Friedman deny the allegations in the lawsuit and intend to defend the lawsuit vigorously. The Registrant has agreed to pay Mr. Friedman's legal fees, as incurred, and Mr. Friedman has agreed to repay to the Registrant such fees should he be found liable in the lawsuit.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             GRACE DEVELOPMENT, INC.
                                             (Registrant)


                                             /s/ James Blanchard
                                             --------------------------------
                                             James Blanchard
                                             President

Date: August 18, 2000


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